UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On November 20, 2014, James M. Gower provided notice of his resignation from his position as Chief Executive Officer and a member of the Board of Directors (the “Board”) of Rigel Pharmaceuticals, Inc. (the “Company”), effective as of such date.  Mr. Gower’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Gower is expected to remain an employee of the Company until December 31, 2014, during which time he will continue to receive his regular salary and remain eligible for the Company’s standard benefits available generally to other employees of the Company, and, thereafter, provide consulting services to the Company, providing advice on strategy, business development and other matters. The Company will also pay Mr. Gower, as severance, an amount in cash equivalent to 18 months of his current base salary, as well as an amount equal to 18 months of premium payments to extend his health insurance under COBRA.  In addition, Mr. Gower will receive acceleration of vesting of options to purchase 466,669 shares of common stock of the Company under his previous awards.

(c), (d)

In connection with Mr. Gower’s resignation, on November 21, 2014, the Board appointed Raul R. Rodriguez, age 53, to the position of Chief Executive Officer, effective immediately.  Mr. Rodriguez has served as the Company’s Chief Operating Officer since June 2004 and as President since March 2010.  He joined the Company as Vice President, Business Development in April 2000, became Senior Vice President, Business Development and Commercial Operations in December 2002 and became Executive Vice President and Chief Operating Officer in June 2004.  From 1997 to March 2000, he served as Senior Vice President, Business Development and Operations for Ontogeny, Inc., a biotechnology company. From 1994 to 1997, he served as the Executive Director, Business Development and Market Planning for Scios, Inc., a pharmaceutical company.  From 1989 to 1994, Mr. Rodriguez held various positions at G.D. Searle & Company, a pharmaceutical company.  After earning his Bachelor’s degree from Harvard College, Mr. Rodriguez went on to earn his Masters of Public Health at the University of Illinois and subsequently received his M.B.A. at the Stanford Graduate School of Business.

Effectively immediately, Mr. Rodriguez was elected to serve as a member of the Board. Mr. Rodriguez will serve as a director on the Board until the Company’s 2015 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

There are no arrangements or understandings between Mr. Rodriguez and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Rodriguez and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Rodriguez is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. The Company has also entered into its standard form of indemnification agreement with Mr. Rodriguez.

A copy of the press release announcing Mr. Rodriguez’s election to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the continuation of Mr. Gower as an employee and future consultant of the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors. More information about the risks the Company faces is included under the headings “Risk Factors” in the Company’s most recently filed documents with the Securities and Exchange Commission. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.             Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit	Description

99.1	Press Release, dated November 24, 2014, titled “Rigel Announces Executive Management Changes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2014	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated November 24, 2014, titled “Rigel Announces Executive Management Changes.”